Exhibit 10.4

AMENDMENT NO. 3

TO

MANAGEMENT AGREEMENT

     THIS AMENDMENT NO. 3 dated as of March 8, 2013 (the “Amendment”) to the MANAGEMENT AGREEMENT dated as of November 21, 2007 (as amended by Amendment No. 1 dated as of October 13, 2008, and Amendment No. 2 dated as of October 19, 2008 and as amended or supplemented from time to time, the “Agreement”) is made and entered into by and between CHIMERA INVESTMENT CORPORATION, a Maryland corporation (the “Company”), and FIXED INCOME DISCOUNT ADVISORY COMPANY, a Delaware corporation (together with its permitted assignees, the “Manager”).

     WHEREAS, the Company and the Manager desire to amend the Agreement to (i) amend the compensation to be paid by the Company to the Manager and (ii) reduce the length of the required Termination Notice period under the Agreement;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     SECTION 1. AMENDMENT.

(a)  The Agreement is hereby amended by striking Section 1(d) in its entirety and replacing in lieu thereof the following:

“(d) Effective as of November 28, 2012, “Base Management Fee” means a base management fee equal to 0.75% per annum, calculated and paid (in cash) quarterly in arrears, of the Stockholders’ Equity. The Base Management Fee will revert to 1.50% per annum when the Company is current on all of its filings required under applicable securities laws. The Base Management Fee will be reduced, but not below zero, by the Company’s proportionate shares of any CDO base management fees the Manager receives in connection with the CDOs in which the Company invests, based on the percentage of equity the Company holds in such CDOs.”

(b) The Agreement is hereby amended by adding as the penultimate sentence of Section 9 the following:

“Notwithstanding anything to the contrary herein, Manager shall pay all past and future expenses that  the Company and the Audit Committee of the Company incur to: (1) evaluate the Company’s accounting policy related to the application of generally accepted accounting principles to the Company’s Non-Agency residential mortgage-backed securities portfolio (the “Evaluation”); (2) restate the Company’s financial statements for the period covering 2008 through 2011 as a result of the Evaluation (the “Restatement”); and (3) investigate and evaluate any shareholder derivative demands arising from the Evaluation and/or the Restatement (the “Investigation”); provided, however, that Manager’s obligation to pay expenses under this paragraph applies only to expenses not paid by the Company’s insurers under the Company’s insurance policies, and the Company agrees to pursue all valid and collectible insurance claims that it has.  Expenses under this paragraph shall include, without limitation, Excess Audit Fees and fees and costs incurred with respect to outside counsel and consultants engaged by the Company and/or the Audit Committee of the Company for the Evaluation, Restatement and the Investigation.  By entering into this paragraph, the Manager and the Company do not intend to make, nor shall they be deemed to have made (i) any admission of liability or concession of any kind, such admission and/or concessions being expressly denied or (ii) any settlement or waiver of any rights, remedies or claims that the Company may have against the Manager.  Nothing contained in this Agreement shall be construed as an admission by the Manager or by the Company as to the merit or lack of merit of any claim or subsequent claim or the settlement or waiver of any claim or subsequent claim that the Company may have against the Manager.  Except in an action between the Manager and the Company to enforce this paragraph, this paragraph shall not be used as evidence in any court or other dispute resolution proceeding to create, prove, or interpret any rights, duties or obligations of the Manager or the Company.  As used herein, the term “Excess Audit Fees” means the amount by which the audit fees incurred by the Company in connection with the Evaluation, the Restatement and the Investigation exceed $542,400.”

 (c) The Agreement is hereby amended by striking Section 13(a) in its entirety and replacing in lieu thereof the following:

                “(a) Until this Agreement is terminated in accordance with its terms, this Agreement shall be in effect until December 31, 2013 (the “Term”) and shall be automatically renewed for a one-year term on such date and each anniversary date thereafter (a “Renewal Term”), unless two-thirds of the Independent Directors or the holders of a majority of the outstanding shares of common stock (other than those held by Annaly or its affiliates) elects to terminate the Agreement in their sole discretion and for any or no reason, at any time during the Term or any Renewal Term. If an election is made to terminate this Agreement as set forth above, the Company shall deliver to the Manager prior written notice of the Company’s intention to terminate this Agreement not less than thirty (30) days prior to the date designated by the Company on which the Manager shall cease to provide services under this Agreement and this Agreement shall terminate on such date.  In no event shall any termination fee shall be payable to Manager in connection with any termination of the Management Agreement pursuant to this Agreement.”

(d)  The Agreement is hereby amended by striking Section 13(b) in its entirety. All subsequent subsections in Section 13 shall be re-lettered in correct alphabetical order.

(e)  The Agreement is hereby amended by striking the following language from Section 13(c):

“The Company is not required to pay to the Manager the Termination Fee if the Manager terminates this Agreement pursuant to this Section 13(c).”

(f)  The Agreement is hereby amended by striking Section 13(d) in its entirety and replacing in lieu thereof the following:

“If this Agreement is terminated pursuant to Section 13, such termination shall be without any further liability or obligation of either party to the other, except as provided in Sections 6, 9, 10, and 16 of this Agreement. In addition, Sections 11 and 21 of this Agreement shall survive termination of this Agreement.”

(g)  The Agreement is hereby amended by striking Section 15(a) in its entirety and replacing in lieu thereof the following:

“(a)  The Company may terminate this Agreement effective immediately if (i) the Manager engages in any act of fraud, misappropriation of funds, or embezzlement against the Company, (ii) there is an event of any gross negligence on the part of the Manager in the performance of its duties under this Agreement, (iii) there is a commencement of any proceeding relating to the Manager’s Bankruptcy or insolvency, (iv) there is a dissolution of the Manager, or (v) the Manager is convicted of (including a plea of nolo contendere) a felony.”

(h)  The Agreement is hereby amended by striking the last sentence of Section 15(b)  in its entirety.

(i)  The Agreement is hereby amended by striking Section 15(c) in its entirety and replacing in lieu thereof the following:

“The Manager may terminate this Agreement in the event the Company becomes regulated as an “investment company” under the Investment Company Act, with such termination deemed to have occurred immediately prior to such event.

(j)  The Agreement is hereby amended by striking the following language from Section 16:

“and, if terminated pursuant to Section 13(a) or 15(b), the applicable Termination Fee”

SECTION 2. STATUS.

This Amendment amends the Agreement, but only to the extent expressly set forth herein. All other provisions of the Agreement remain in full force and effect. Unless otherwise defined herein, initially capitalized terms have the meaning given them in the Agreement.

SECTION 3. GOVERNING LAW.

This Amendment shall be governed by and construed in accordance with the applicable terms and provisions of Section 21 the Agreement, which terms and provisions are incorporated herein by reference.

SECTION 4. COUNTERPARTS.

This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument.

SECTION 5. FACSIMILE EXECUTION.

Facsimile signatures on counterparts of this Amendment are hereby authorized and shall be acknowledged as if such facsimile signatures were an original execution, and this Amendment shall be deemed as executed when an executed facsimile hereof is transmitted by a party to any other party.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

CHIMERA INVESTMENT CORPORATION

By:	/s/ Matthew Lambiase
Name: Matthew Lambiase
Title: Chief Executive Officer and President

FIXED INCOME DISCOUNT ADVISORY COMPANY

By:	/s/ Wellington J. Denahan
Name: Wellington J. Denahan
Title: Chief Executive Officer